                                                               EXHIBIT  4-B (c)


                                [FACE OF NOTE]

IF THE REGISTERED OWNER OF THIS NOTE (AS INDICATED BELOW) IS THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY, THIS NOTE IS A GLOBAL NOTE AND THE FOLLOWING LEGENDS APPLY:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED                CUSIP No:194 16 QCU2           PRINCIPAL
No. FXR-                                                 AMOUNT:
                                                         $100,000,000

                           COLGATE-PALMOLIVE COMPANY
                          MEDIUM-TERM NOTE, SERIES D
                                (Indexed Note)

ORIGINAL ISSUE DATE:        INTEREST RATE:  N/A         STATED MATURITY
November 21, 2000                                       DATE: November 21,
                                                        2001


INTEREST PAYMENT DATE(S)    [ ] CHECK IF DISCOUNT NOTE
[ ]   N/A and N/A           Issue Price: %
[ ] Other:

INITIAL REDEMPTION          INITIAL REDEMPTION          ANNUAL REDEMPTION

DATE: N/A                   PERCENTAGE:    %            PERCENTAGE
                                                        REDUCTION:   %

HOLDER'S OPTIONAL REPAYMENT
DATE(S): N/A


AUTHORIZED DENOMINATION:    SPECIFIED CURRENCY: U.S.
[ ] $1,000 and integral     Dollars
    multiples thereof

[X] Other: $100,000 and
integral multiples of $10,000
in excess thereof

ADDENDUM ATTACHED           OTHER / ADDITIONAL PROVISIONS:
[ ] Yes                     N/A
[X] No

         Colgate-Palmolive Company, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on the Stated Maturity Date specified above (or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) the Indexed Principal Amount calculated by the Determination Agent (as defined below) in accordance with the formula set forth below (the "Indexed Principal Amount") and to pay interest on any overdue Indexed Principal Amount (to the extent legally enforceable) at the interest rate per annum specified below, until the Indexed Principal Amount is paid or duly made available for payment.

         The Indexed Principal Amount payable in respect of this Note on the Maturity Date will be determined by Goldman, Sachs & Co., or its duly appointed successor (the "Determination Agent"), in accordance with the following formula:

                  IPA=FA[0.9500+2.30[USD/EUR End Rate-0.8850]
                        [           [-----------------------]
                        [           [        0.8850         ]

where "IPA" refers to the Indexed Principal Amount; "FA" refers to the Face Amount of this Note and "USD/EUR End Rate" refers to the average of the daily Federal Reserve Bank of New York fixing rates for the U.S. Dollar per Euro for the five consecutive business days up to and including November 16, 2001, or if such day is not a Business Day, the immediately preceding day which is a Business Day (the "Determination Date"). The Federal Reserve fixing rate is posted daily at approximately 10:00 a.m. New York City time on Reuters Page 1 FED under the caption "10 A.M. Midpoints". If the Federal Reserve fixing rate is not available on any of the five Business Days prior to and including the Determination Date, the Determination Agent will determine the fixing rate for that date for the purpose of calculating the USD/EUR End Rate and the Indexed Principal Amount in a commercially reasonable manner. The payment in respect of the Indexed Principal Amount will in no event be less than 95.000% of the Face Amount or greater than 132.864% of the Face Amount. In calculating the USD/EUR End Rate and the Indexed Principal Amount, the Determination Agent will round to the nearest one-thousandth of a percentage point, with five ten-thousandth of a percentage point rounded upwards (e.g., 79.9995%) (or 0.799995) would be rounded to 80.000% (or 0.80000), and all dollar amounts used in or resulting from any calculation in respect of the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

         Payment of the Indexed Principal Amount due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note at the office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         If any Maturity Date falls on a day that is not a Business Day, the required payment of the Indexed Principal Amount shall be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such Maturity Date, to the date of such payment on the next succeeding Business Day.

         As used herein, "Business Day" means, unless otherwise specified above, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City, Frankfurt and London.

         Any overdue payment in respect of the Indexed Principal Amount of this Note on the Maturity Date shall bear interest until the date upon which all sums due in respect of this Note are received by or on behalf of the relevant holder, at the rate per annum which is the rate for deposits in U.S. Dollars for a period of six months which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the first Business Day following the failure to pay. The applicable rate shall be determined by the Determination Agent. If interest is required to be calculated for a period of less than one year, it shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and, in the case of an incomplete month, the number of days elapsed.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Colgate-Palmolive Company has caused this Note to be duly executed by one of its duly authorized officers.


                                           COLGATE-PALMOLIVE COMPANY


                                           By: ________________________________
                                               Title:


Dated:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities
of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By____________________________
     Authorized Signatory

                               [REVERSE OF NOTE]

                           COLGATE-PALMOLIVE COMPANY
                          MEDIUM-TERM NOTE, SERIES D
                                 (Fixed Rate)

         This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under a Senior Indenture, dated as of November 15, 1992, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Medium-Term Notes, Series D, Due One Year or More From Date of Issue" (the "Notes"). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

         Except as otherwise provided in the Indenture and as set forth below, the Notes will be issued in global form only, registered in the name of the Depositary or its nominee and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary. If this Note is a global Note, this Note is exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this global Note and a successor depositary is not appointed by the Company within 60 days after the Depositary notifies the Company, (ii) the Company in its sole discretion determines that this global Note shall be exchangeable for certificated Notes of this series in registered form or (iii) an Event of Default with respect to the Notes represented hereby has occurred and is continuing.

         This Note will not be subject to any sinking fund and will not be redeemable or repayable prior to the Stated Maturity Date.

         If an Event of Default shall occur and be continuing, the Indexed Principal Amount may be accelerated in the manner and with the effect provided herein and in the Indenture. Any declaration of acceleration of this Note must specify an acceleration date that in no case shall be less than 20 Business Days subsequent to the date of any such declaration of acceleration. Upon acceleration prior to the Stated Maturity Date, the Indexed Principal Amount payable in respect of this Notes will be an amount determined by the Determination Agent based on the USD/EUR End Rate at the time of acceleration and the period of time remaining to the Stated Maturity Date, which would have the effect of preserving for the holder of this Note the economic equivalent on the acceleration date of the Company's obligation to make the payment of the Indexed Principal Amount which, absent the acceleration of this Note, would have been payable on the Stated Maturity Date.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of any series of Debt Securities to be adversely affected thereby at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of each series of Debt Securities at the time outstanding, adversely affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the outstanding Debt Securities of each series, on behalf of the Holders of Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of Authorized Denominations and for the same aggregate principal amount with the same terms and provisions, will be issued by the Company to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons and only in denominations of U.S.$100,000 and any integral multiple of U.S. $10,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as required by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary, except as required by law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         Capitalized terms used herein without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:




TEN COM           - as tenants in common                UNIF GIFT MIN         - -------- Custodian
                                                        ACT
                                                                           ------
TEN ENT           - as tenants by the entireties                           (Cust)                 (Minor)
JT TEN            - as joint tenants with right of                         Under Uniform Gifts to
                    survivorship and not as tenants                        Minors Act
                    in common
                                                                    ---------------------------------
                                                                                 (State)


    Additional abbreviations may also be used though not in the above list.


                      ----------------------------------

                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

            OTHER

IDENTIFYING NUMBER OF ASSIGNEE

[                            ]

--------------------------------------------------------------------------------

(Please print or typewrite name and address including postal zip code of assignee)
--------------------------------------------------------------------------------
this Note and all rights thereunder hereby irrevocably constituting and appointing
--------------------------------------------------------------------------------
Attorney to transfer this Note on the books of the Company, with full power of substitution in the premises.

Dated:

      -----------------------------        --------------------------------

      -----------------------------        --------------------------------
                                             Notice: The signature(s) on
                                             this Assignment must correspond
                                             with the name(s) as written upon
                                             the face of this Note in every
                                             particular, without alteration
                                             or enlargement or any change
                                             whatsoever.